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                                                                   EXHIBIT 10.13

June 3, 1998

Sigma-Tau Industrie Farmaceutiche Riunite SpA
Via Pontina km 30,400
00040 POMEZIA
ITALY

Gentlemen:

We refer to our recent discussions regarding a potential scientific and business cooperation between Antigenics L.L.C. ("Antigenics") and Sigma-Tau Industrie Farmaceutiche Riunite SpA (the "Company") in Italy (the "Territory") with regard to Antigenics' proprietary technology on the use of Heat Shock Proteins ("HSP") for the use of HSP to boost and modulate the immune system against cancer (the "Technology").

The following outlines our thinking on our discussions to date.

BASIC TERMS OF THE COOPERATION ("LETTER AGREEMENT")

1. The Company shall carry out at its own expense two Phase lB clinical trials sometimes referred to in the regulatory documents as Phase I/II) in the Territory, whose scope and operational protocol will be Identified and approved by Antigenics (the "Trials"). It is understood that the Company shall buy the Product, as hereinafter defined, necessary for the conduct of the Trials directly or indirectly from Antigenics, at a reasonable price to be agreed upon in good faith [
                              ]*, within 120 (one hundred and twenty) days from the date of signature of this Letter Agreement The Trials will commence upon the grant of the required authorizations by the Italian Ministry of Health.

2. In consideration of the Company undertaking and financing the Trials, Antigenics hereby grants to the Company the exclusive right (the "Right") to negotiate a marketing and development agreement (the "Development Agreement") for the exclusive use of Antigenics' patent rights (the "Patent Rights") and the Technology for the purpose of using, marketing and selling any active compound (the "Compound") and/or any pharmaceutical specialty for the treatment of cancer (the "Product") in the Territory. Antigenics and the Company will negotiate in good faith and professionally so as to finalize the Development Agreement within the Target Date (as hereinafter defined). Terms and conditions for a possible extension of the Territory will be discussed in good faith between the parties, if so requested by the Company, within 12 (twelve) months from the date of this Letter Agreement; it being understood, however, that such

--------------------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities Exchange Commission.

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         discussion would not preclude Antigenics from any activity whatsoever, including discussions, transactions, or agreements with others concerning countries other than the Territory.

3. The Right shall expire at a date (the "Target Date") which shall be the earliest of (i) the date on which the Development Agreement is duly authorized, executed and delivered by the parties, (ii) six months from the completion of the second Trial, if the parties agree to only one Trial, then six months from the completion of the first and only Trial,
         (iii) twenty-four months from the enrollment of the first patient in the first Trial, (iv) twenty-four months from the date of this Letter Agreement if required authorization to conduct the first Trial has not yet been granted by the appropriate Italian authorities, (v) twelve months from the hold imposed by the Italian Authorities on the Trials for any reason, or (vi) twenty-four months from the date of this Letter Agreement if no patients have been enrolled.

4. Antigenics also grants the Company the right of first offer to negotiate licenses for other medical uses of the Technology in the Territory. However, this shall in no way preclude Antigenics from previously or concurrently discussing such licenses for the Technology and Antigenics is not precluded from entering into an agreement, at any time, with others, provided that such discussions and agreements are meant to cover countries with a population larger than the Territory, and including the Territory.

5. It is anticipated that the Development Agreement shall provide that the Company shall initially purchase all its requirements of the Compound and/or the Product in finished form ready for use directly or indirectly from Antigenics at a price to be set forth in the Development Agreement. It is anticipated that the supply price of the Compound and/or the Product, respectively, will [

                                      ]*. [




                                                                      ]*.

6. The Development Agreement shall also provide for the possibility for the Company to manufacture or have the Compound/Product manufactured in the Territory upon appropriate terms and conditions including a royalty to Antigenics.

--------------------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities Exchange Commission.


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7.       All clinical information resulting from or relating to the Trials shall be promptly delivered to Antigenics upon expiration of the Right.

8. Each party will provide the other with access to all information requested to allow the other to carry out the Trials and to evaluate and negotiate the Development Agreement. Before the start of the Trials, a protocol will be established for the regular exchange of clinical information between the two parties as the Trials are being conducted.

9.       In consideration of the foregoing:

         (i) RELEASE OF INFORMATION. No party shall release information to the public concerning this Letter Agreement, the Development Agreement, or any other transaction contemplated hereby without the prior written consent of the other party, and each party shall consult with the other as to the form and substance of any press release or other public disclosure, if any. Nothing contained herein shall prevent any party from disclosing any information to officers, directors, trustees, employees and representatives of either party in connection with discussion concerning the Development Agreement or from disclosing any information required to be disclosed in accordance with any law, regulation or order of a court or regulatory agency of competent jurisdiction.

         (ii) ACCESS. Each party shall make its management and other employees, agents and authorized representatives (including counsel and independent public accountants) available, as appropriate, to confer relating to the Development Agreement; and as appropriate, subject to the disclosing parties' approval, which approval shall not unreasonably be withheld, each party shall disclose and make available all books, paper, and records related to the Development Agreement.

         (iii)    CONFIDENTIALITY. Except as otherwise provided In Paragraph 9
                  (i) hereof, all information furnished to any party under this Letter Agreement shall be treated as confidential and each party shall preserve the confidentiality of such information. If the Right expires without the Development Agreement being executed, all documents and other materials containing, reflecting and referring to such information shall promptly be returned to the party that provided it. The obligations under this paragraph shall not apply to any information which: (a) was already in the possession of a party prior to the disclosure thereof hereunder, (b) was then generally known to the public, (c) became known to the public through no fault of the party receiving the information, (d) was disclosed to the receiving party by an unaffiliated third party who was not bound by an obligation of confidentiality to the party providing the confidential information hereunder. The obligations under this paragraph 9(iii) shall be replaced by corresponding obligations laid down in the Development Agreement. In the event that the Development Agreement is not executed by the parties hereto the obligations under this paragraph 9(iii) shall extend for seven years as of the date of this Letter Agreement.


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This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York, without regard to the conflicts of law principle thereof. In the event of any dispute, New York courts shall have exclusive jurisdiction of such dispute.

Antigenics and the Company mutually acknowledge their common interest and intention to implement the provisions of this Letter Agreement and to consult with each other in the event of major, unforeseeable events which might hamper the finalization of the Development Agreement.

If the foregoing correctly expresses our understanding, please so indicate by signing and dating the enclosed copy of this Letter Agreement and returning it to the undersigned.

Sincerely.

ANTIGENICS, L.L.C.


By:    /s/ Garo H. Armen
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Name:  Garo H. Armen
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Title: Chairman & CEO
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Agreed to:

SIGMA-TAU INDUSTRIE FARMACEUTICHE RIUNITE SPA


By:    /s/ Claudio Cavazza
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Name:  Claudio Cavazza
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Title: President
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